UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2007

DELUXE CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	1-7945	41-0216800
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3680 Victoria St. North, Shoreview, Minnesota	55126-2966
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (651) 483-7111
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
INDEX TO EXHIBITS
Form of Executive Retention Agreement for the Chief Executive Officer
Form of Executive Retention Agreement for each Senior Vice President
Form of Executive Retention Agreement for each of three Vice Presidents

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On August 8, at a regular meeting of the Board of Directors of Deluxe Corporation (the “Company” or “Deluxe”), William A. Hawkins, III, announced that he would be resigning from the Board. Mr. Hawkins, who currently serves as President and Chief Operating Officer of Medtronic, Inc., will become Medtronic’s Chief Executive Officer on August 23, 2007. Given the additional demands likely to be placed on Mr. Hawkins’ time as a result of this new position, and consistent with the Board’s Corporate Governance Guidelines requiring directors to submit their resignation for the Board’s consideration upon any significant change in employment, Mr. Hawkins has elected to resign from the Board, effective August 23, 2007.
(d) As previously reported in a Form 8-K filed on June 22, 2007, Ronald C. Baldwin, Don J. McGrath and Neil J. Metviner were elected to Deluxe’s Board of Directors, effective July 1, 2007. At the time of their election, no determination had been made as to which committees of the Board they would be appointed. On August 7, at a regular meeting of the Board of Directors, Mr. Baldwin was appointed to the Board’s Audit Committee and Finance Committee, Mr. McGrath was appointed to the Board’s Compensation Committee and Corporate Governance Committee, and Mr. Metviner was appointed to the Board’s Compensation Committee and Finance Committee.
(e) As more fully described in the Company’s most recent proxy statement, the Company maintains Executive Retention Agreements with its senior executives that are intended to ensure the executives’ continued service and attention to the affairs of the Company in the event of a change of control of the Company. Based on a periodic review of these Retention Agreements in the context of developing best practices, and to ensure the compliance of the Company’s change of control arrangements with certain new tax laws and regulations related to the payment of deferred compensation, the Compensation Committee of the Company’s Board of Directors (the “Committee”) has determined that it is in the best interests of the Company and its shareholders to make various modifications to these change in control arrangements. In order to implement these changes, the Committee, with the endorsement of the full Board, authorized the delivery of notices of non-renewal under the Retention Agreements currently maintained by the Company, together with the delivery of new forms of Retention Agreements to the Company’s executive officers, as described below.
     On August 8, 2007, the notices of non-renewal were delivered to each of the named executive officers who are parties to Executive Retention Agreements with the Company (the “Current ERA”). The effect of the notice is to cause each of the Current ERAs to expire by its terms on December 18, 2009. At the same time, the Company executed new forms of Executive Retention Agreements (the “New ERA”), dated as of August 8, 2007, with each of the members of the Company’s executive leadership team (the “ELT”), which includes all of the named executive officers of the Company. The New ERAs will take effect for each of the named executive officers who are parties to the Current ERA on December 19, 2009 (i.e., upon the expiration of the Current ERA), and immediately upon signing for the other ELT members. The ELT consists of nine persons, including the Chief Executive Officer (“CEO”) and the Chief Financial Officer (“CFO”), the four other Senior Vice Presidents and three Vice Presidents (collectively, the “Executives”).

     Under the New ERAs, each of the participating Executives agrees to remain employed by Deluxe, and Deluxe agrees to continue to employ each Executive, until the second anniversary following a “Change of Control” (as that term is defined in the New ERAs). During the two-year period (the “Employment Period”), each Executive is entitled to maintain a position, authority, duties and responsibilities at least commensurate with the most significant of those held by the Executive during the 180-day period prior to the date (the “Effective Date”) of the Change of Control. The annual base salary of an Executive may not be reduced below that earned by the Executive during the twelve-month period preceding the Effective Date; provided, however, that the annual base salary may be reduced to an amount not less than 90 percent of the base salary in effect on the Effective Date pursuant to an across-the-board reduction of base salary similarly affecting all senior officers of Deluxe. In determining any increase in an Executive’s base salary during the Employment Period, the Executive is to be treated in a manner consistent with other peer executives. The Executives are also entitled to receive annual incentive payments during the Employment Period on the same objective basis as other peer executives, although in no event may an Executive’s annual target bonus opportunity be less favorable to the Executive than that provided by Deluxe in the last fiscal year prior to the Effective Date. During the Employment Period, each Executive is also entitled to participate in Deluxe’s stock incentive, retirement, and other benefit plans on the same basis as Deluxe’s other executives, and the benefits to the Executives under such plans generally may not be reduced from those provided during the one-year period prior to the Effective Date.
     If, during the Employment Period, Deluxe terminates a participating Executive’s employment other than for “Cause” or “Disability,” or the Executive terminates his or her employment for “Good Reason” (as those terms are defined in the New ERAs), the Executive is entitled to a lump-sum payment equal to the sum of any unpaid base salary, deferred compensation and accrued vacation pay through the date of termination, plus a pro-rated annual incentive payment for the year of termination based on the greater of (1) the Executive’s target bonus under Deluxe’s annual incentive plan in respect of the year in which the termination occurs or, if greater, for the year in which the Change of Control occurs (the “Target Bonus”) and (2) the annual incentive payment that the Executive would have earned for the year in which the termination occurs based upon projecting to the end of that year Deluxe’s actual performance through the termination date. In addition, the Executive is entitled to receive a lump-sum payment equal to three times (for the CEO), two times (for the Senior Vice Presidents), or one times (for the Vice Presidents), the sum of the Executive’s annual base salary and the higher of the Target Bonus or the average of the Executive’s annual incentive payments for the last three full fiscal years prior to the Effective Date, plus three, two or one times (depending on the Executive) the amount that would have been contributed by Deluxe or its affiliates to the retirement and supplemental retirement plans in which the Executive participated prior to his or her termination. Certain resignations and terminations in anticipation of Changes of Control also constitute qualifying terminations. The Executives are also entitled to the continuation of their medical, disability, life and other health insurance benefits for up to a three-year, two-year or one-year period (depending on the Executive) after a qualifying termination and to certain out-placement services.
     The New ERAs also provide that, if any payment or benefit received or to be received by an Executive, whether or not pursuant to his or her New ERA, would be subject to the federal excise tax on “parachute” payments provided by Section 280G of the Internal Revenue Code, Deluxe will pay to the Executive an additional amount equal to the amount of the excise tax and any income tax or employment tax payable on such excise tax, but will not pay any additional taxes generated as a result of such tax payments.

     The foregoing summary is qualified in its entirety by reference to the complete text of the forms of the New ERAs, all of which are filed as exhibits hereto.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits
99.1	Form of Executive Retention Agreement, dated as of August 8, 2007, by and between Deluxe Corporation and Lee J. Schram.

99.2	Form of Executive Retention Agreement, dated as of August 8, 2007, by and between Deluxe Corporation and each Senior Vice President.

99.3	Form of Executive Retention Agreement, dated as of August 8, 2007, by and between Deluxe Corporation and each of three Vice Presidents.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: August 10, 2007

DELUXE CORPORATION

/s/ Anthony C. Scarfone Anthony C. Scarfone
Senior Vice President,
General Counsel and Secretary

INDEX TO EXHIBITS

Exhibits
99.1	Form of Executive Retention Agreement, dated as of August 8, 2007, by and between Deluxe Corporation and Lee J. Schram.

99.2	Form of Executive Retention Agreement, dated as of August 8, 2007, by and between Deluxe Corporation and each Senior Vice President.

99.3	Form of Executive Retention Agreement, dated as of August 8, 2007, by and between Deluxe Corporation and each of three Vice Presidents.

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